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                                                                EXHIBIT 99.16(A)
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                                                             SINCE INCEPTION
    EMERGING TIGERS CLASS A                                   AVERAGE ANNUAL                        SINCE INCEPTION
MARCH 4, 1994 TO NOVEMBER 30, 1997                             TOTAL RETURN                          TOTAL RETURN*
==================================                           ===============                        ===============
Initial Investment                                           $      1,000.00                        $      1,000.00

Divided by Initial Maximum Offering Price                              14.97
                                                             ---------------
Divided by Initial Net Asset Value                                                                            14.18
                                                                                                    ---------------
Equals Shares Purchased                                               66,819                                 70,522

Plus Shares Acquired through Dividend Reinvestment                     1,096                                  1,157
                                                             ---------------                        ---------------
Equals Shares held at Ending Period Date                              67,915                                 71,679

Multiplied by Net Asset Value at Ending Period Date                     8.12                                   8.12
                                                             ---------------                        ---------------
Equals Ending Redeemable Value (ERV) at Period End Date      $        551.47                        $        582.03


Divide ERV by $1000 (P)                                               0.5515                                 0.5820

Subtract 1                                                           -0.4485                                -0.4180

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                              -44.85%
                                                             ===============
Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                                                                     -41.80%
                                                                                                    ===============
Divide ERV by $1000 (P)                                               0.5515

Raise to the power of                                                 0.2670

Equals                                                                0.8531

Subtract 1                                                           -0.1469

Expressed as a Percentage - Equals the
  Average Annualized Total Return for the Period                     -14.69%
                                                             ===============

*Does NOT include sales charge for the period.
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